Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (504) 566-4582

Tidewater to Present at the Cowen and Company Energy & Natural Resources Conference and Capital One Securities, Inc. 11th Annual Energy Conference

NEW ORLEANS, November 30, 2016 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Cowen and Company Energy & Natural Resources Conference in New York, New York on Tuesday, December 6, 2016, at approximately 1:15 p.m. Eastern time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenter.

Mr. Bennett will also present at the Capital One Securities, Inc. 11th Annual Energy Conference in New Orleans, Louisiana on Thursday, December 8, 2016, at approximately 10:20 a.m. Central time.  The presentation will be available via real-time webcast at http://www.tdw.com.  Playback will be available for a 30-day period commencing on December 8, 2016, at approximately 12:00 p.m. Central time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT:  Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE:  Tidewater Inc.